[Draft--01/06/97]



                         Consent of Salomon Brothers Inc
                         -------------------------------


         We hereby consent to the use of our name and the description of our opinion letter, dated December 10, 1996, under the caption "THE MERGER AND THE EXCHANGE--Opinion of Orion's Financial Advisor" in, and to the inclusion of such opinion letter as Attachment C to, the Proxy Statement/Prospectus of Orion Network Systems, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (file number - ) of Orion Newco Services, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                              SALOMON BROTHERS INC



                                              By________________________________
                                                 Managing Director


New York, New York

January _____, 1997